                                                                      EXHIBIT 99

                                 SCHEDULE VIII

                 CONTINENTAL CABLEVISION, INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

               YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                    ADDITIONS
                         BALANCE AT CHARGED TO                           BALANCE
                         BEGINNING   COST AND                            AT END
DESCRIPTIONS             OF PERIOD   EXPENSES  DEDUCTIONS (A) OTHER (B) OF PERIOD
- ------------             ---------- ---------- -------------- --------- ---------
                                              (IN THOUSANDS)
ALLOWANCE FOR DOUBTFUL
 ACCOUNTS
Year Ended December 31,
 1992...................   $8,825    $11,947      $(11,700)     $--      $9,072
                           ======    =======      ========      ====     ======
Year Ended December 31,
 1993...................   $9,072    $12,793      $(12,430)     $--      $9,435
                           ======    =======      ========      ====     ======
Year Ended December 31,
 1994...................   $9,435    $12,791      $(12,798)     $343     $9,771
                           ======    =======      ========      ====     ======

- --------
(A) Amounts written off, net of recoveries.

(B) Other represents acquisitions in 1994.


                See Notes to Consolidated Financial Statements.